Morgan Stanley Tax-Exempt Securities Trust
Item 77(o) 10f-3 Transactions
January 1, 2001 - June 30, 2001

Security
Date of
Purchase
Price
Of Shares
Shares
Purchased
%of
Assets
Total
Issued
Purchased
By Fund
Broker
Greenville
S.C. Hospital

03/21/01

$95.799

$5,000,000

0.33%

$101,075,000

4.95%
Salomon
Smith Barney
Detroit, MI
Water Supply

05/17/01

$96.099

$10,000,000

0.68%

$411,470,000

2.43%
Loop
Capital
Truckee
Meadows
Water
Authority



06/06/01



$95.845



$5,000,000



0.345%



$448,810,000



1.11%


Goldman
Sachs












F:\legal\msdata\paraleg\10f-3\tax exempt